SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Comm Bancorp, Inc.
________________________________________________________________________________
                  (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          _______________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          _______________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          _______________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ________________________________________________________________

     5)   Total fee paid:

          ________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ____________________________________________

     2)   Form, Schedule or Registration Statement No.:

          _____________________________________________

     3)   Filing Party:

          _____________________________________________

     4)   Date Filed:

          _____________________________________________


                                                  August 8, 1997


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON SEPTEMBER 12, 1997

       Notice is hereby given that the Annual Meeting of Stockholders of Comm Bancorp, Inc. (the "Company") will be held at 10:30 a.m., prevailing time, on Friday, September 12, 1997, at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, for the following purposes:

       1.   To fix the number of directors to be elected at ten (10);

       2. To elect ten (10) directors to serve for a one-year term and until their successors are duly elected and qualified;

       3. To approve an amendment to Article 16 of the Amended Articles of Incorporation;

       4. To ratify the selection of Kronick Kalada Berdy & Co. of Kingston, Pennsylvania, Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1997; and

       5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

       In accordance with the Bylaws of the Company and action of the Board of Directors, only those stockholders of record at the close of business on June 30, 1997, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

       Copies of the Company's Annual Report for the fiscal year ended
December 31, 1996, are being mailed with this Notice. Copies of the Company's Annual Report for the 1995 fiscal year may be obtained at no cost by contacting Scott A. Seasock, Chief Financial Officer, Comm Bancorp, Inc., 521 Main Street, Forest City, Pennsylvania 18421, telephone: (717) 785-3181.

       You are urged to mark, sign, date and promptly return your Proxy so your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to John P. Kameen, Secretary of the Company.

                            By Order of the Board of Directors,

                            /s/William F. Farber, Sr.

                            William F. Farber, Sr.
                            Chairman of the Board

                      PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 1997

                                       GENERAL

INTRODUCTION, DATE, TIME AND PLACE OF ANNUAL MEETING

       This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of COMM BANCORP, INC. (the "Company"), a Pennsylvania business corporation, of Proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, September 12, 1997, at 10:30 a.m., prevailing time, at Elk Mountain Ski Resort, Route 374,
Union Dale, Pennsylvania 18470, and at any adjournment or postponement thereof.

       The principal executive offices of the Company are located at Community Bank & Trust Company ("Community Bank"), 521 Main Street, Forest City, Pennsylvania 18421. The telephone number for the Company is (717) 785-3181. All inquiries should be directed to Scott A. Seasock, Chief Financial
Officer ("CFO") of the Company. Community Bank, a Pennsylvania banking institution, is a wholly-owned subsidiary of the Company.

SOLICITATION AND VOTING OF PROXIES

       This Proxy Statement and the enclosed form of Proxy (the "Proxy") will first be sent to stockholders of the Company on or about August 8, 1997.

       Shares represented by Proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any Proxy not specifying to the contrary will be voted: FOR the proposal to fix the number of Directors to be elected at ten (10); FOR the election of the ten (10) nominees for director named below; FOR the proposal to amend Article 16 of the Amended Articles of Incorporation; and FOR the ratification of the selection of Kronick Kalada Berdy & Co., Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, after giving written notice to John P. Kameen, Secretary of the Company. The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material that the Company may furnish stockholders in connection with the Annual Meeting, will be borne by the Company. In addition to the use of the mails, certain directors, officers and employees of the Company and Community Bank may solicit Proxies personally, by telephone, telegram and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request thereof, the Company will reimburse them for their reasonable forwarding expenses.




REVOCABILITY OF PROXY

       A stockholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John P. Kameen, Secretary of the Company, at 521 Main Street, Forest City,
Pennsylvania 18421; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Company; or (3) by voting in person after giving written notice to the Secretary of the Company.

VOTING SECURITIES, RECORD DATE AND QUORUM

       At the close of business on June 30, 1997, the Company had issued and outstanding 2,200,080 shares of common stock, par value $0.33 per share, the only authorized class of stock (the "Common Stock").

       Only holders of Common Stock of record at the close of business on June 30, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

       Under Pennsylvania law, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. In accordance with Section 1756 of the Business Corporation Law of 1988, as amended, the presence, in person or by Proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

       Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by stockholders is required to approve the proposal to fix the number of directors to be elected at ten (10). Abstentions and broker non-votes are not deemed to constitute "votes cast" and therefore do not count for or against such proposal. Abstentions and broker non-votes, however, have a practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the number of shares voted from which the required majority is calculated.

       Assuming the presence of a quorum, the ten (10) nominees for director receiving the highest number of votes cast by stockholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

       Assuming the presence of a quorum, the affirmative vote of seventy-five percent (75%) of all outstanding shares of the Common Stock is required to approve the proposal to amend Article 16 of the Amended Articles of Incorporation.


       Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by stockholders is required for the ratification of the selection of independent auditors. Votes withheld and broker non-votes are not deemed to constitute "votes cast" and therefore do not count for or against such ratification. Votes withheld and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

                COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL OWNERS

       The following table sets forth information, as of June 30, 1997, related to each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock. Included are the name, address, number of shares beneficially owned by such person, and the percentage of the outstanding Common Stock so owned:

                                                   PERCENT OF OUTSTANDING
                        SHARES BENEFICIALLY             COMMON STOCK
NAME AND ADDRESS              OWNED(1)               BENEFICIALLY OWNED

Joseph P. Moore, Jr.          218,760(2)                    9.94%
400 Williamson Road
Gladwyne, PA  19035

William F. Farber, Sr.        188,820                       8.58%
Crystal Lake Road
R.R. 1, Box 1281
Carbondale, PA  18407

Gerald B. Franceski           129,918(3)                    5.91%
Lewis Lake, P.O. Box 88
Union Dale, PA  18470

Robert T. Seamans             128,305(4)                    5.83%
P.O. Box 462
Factoryville, PA  18419

(1) The shares "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC"). Included may be shares owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as shares to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after June 30, 1997. Beneficial ownership may be disclaimed as to certain of the shares.
(2) Includes 30,240 shares held individually; 6,300 shares held in the Moore Motors, Inc. Profit Sharing Plan, an automobile dealership of which he was President; and 182,220 shares held by Moore & Company, which are held in trust for his various relatives.
(3) Includes 100,118 shares held jointly with his spouse; and 29,800 shares held jointly in various combinations with relatives.
(4) Includes 126,470 shares held individually; and 1,835 shares held individually by his spouse.

BENEFICIAL OWNERSHIP BY EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES

       The following table sets forth as of June 30, 1997, the amount and percentage of the Common Stock beneficially owned by each nominee and all officers and directors of the Company as a group:

 NAME OF INDIVIDUAL             AMOUNT AND NATURE OF            PERCENT
OR IDENTITY OF GROUP       BENEFICIAL OWNERSHIP(1)(2)(3)      OF CLASS(4)

David L. Baker                       11,304(5)                   ----
William F. Farber, Sr.              188,820                      8.58%
Judd B. Fitze                        11,500(6)                   ----
John P. Kameen                       20,280(7)                   ----
Erwin T. Kost                         8,860(8)                   ----
William B. Lopatofsky                25,410(9)                   1.16%
J. Robert McDonnell                  32,544(10)                  1.48%
Joseph P. Moore, Jr.                218,760(11)                  9.94%
Theodore W. Porosky                   3,560(9)                   ----
Scott A. Seasock                      3,105(12)                  ----
Thomas E. Sheridan                    5,844(13)                  ----
Eric Stephens                         6,960(14)                  ----

All Executive Officers and
 Directors of the Company
 as a Group (10 Directors,
 6 Officers, 12 Persons in
 Total)                             536,947                     24.41%


(1) Does not include any Common Stock held in fiduciary accounts under the control of the Trust Department of Community Bank.
(2)     See footnote (1) under the above caption entitled "Principal Owners."
(3) Information furnished by the Executive Officers, Directors and the Company.
(4)     Less than 1.0 percent unless otherwise indicated.
(5) Includes 5,040 shares held individually; 4,800 shares held jointly with his spouse; 732 shares held under his IRA; and 732 shares held under his spouse's IRA.
(6) Includes 9,000 shares held jointly with his spouse; and 2,500 shares held under his IRA.
(7) Includes 17,280 shares held jointly with his spouse; and 3,000 shares held jointly with other individuals.
(8) Includes 4,440 shares held individually; and 4,420 shares held jointly with his spouse.
(9)     Held jointly with his spouse.
(10) Includes 16,272 shares held individually; and 16,272 held individually by his spouse.
(11)    See footnote (2) under the above caption entitled "Principal Owners."
(12) Includes 825 shares held jointly with his spouse; 1,620 shares held jointly with his spouse and sons; and 660 shares held under his IRA.
(13) Includes 1,764 shares held jointly with his spouse; and 4,080 shares held jointly with his father.
(14) Includes 5,340 shares held individually; 900 shares held individually by his spouse; and 720 shares held individually by his children.








                               ELECTION OF DIRECTORS

            Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the ten (10) nominees named under the caption "INFORMATION AS TO NOMINEES AND EXECUTIVE OFFICERS." If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Company shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Company for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

            In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a stockholder owns ten (10) shares of Common Stock, he or she may cast up to ten (10) votes for each of the ten (10) directors to be elected.



































                  INFORMATION AS TO NOMINEES AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the nominees and executive officers of the Company:

                                     PRINCIPAL OCCUPATION
                                     FOR PAST FIVE YEARS
                         AGE AS OF   AND POSITION HELD                DIRECTOR OF
                          JUNE 30,   WITH THE COMPANY AND             COMPANY/COMMUNITY
NAME                       1997      COMMUNITY BANK                   BANK SINCE
David L. Baker              52       President and Chief              1988/1993
                                     Executive Officer ("CEO")
                                     of the Company and
                                     Community Bank (as of
                                     April 26, 1995); Senior
                                     Vice President of
                                     Community Bank (as of
                                     January 20, 1993);
                                     President of the First
                                     National Bank of
                                     Nicholson ("FNB Nicholson")
                                     (1987-1993) prior to its
                                     merger with Community Bank

William F. Farber, Sr.      60       President, Farber's              1983/1970
                                     Restaurants; Chairman of the
                                     Boards of Directors of the
                                     Company and Community Bank

Judd B. Fitze               45       Partner, Farr, Davis & Fitze     1995/1993
                                     (attorney-at-law)

John P. Kameen              56       Publisher, Forest City News;     1983/1979
                                     Secretary of the Company

Erwin T. Kost               53       Owner, Kost Tire Distributors    ----/1993

William B. Lopatofsky       65       Owner, Northeast Distributors    1983/1982
                                     and Equipment

J. Robert McDonnell         61       Owner, McDonnell's Restaurant;   1983/1979
                                     Vice President of the Company

Joseph P. Moore, Jr.        70       Retired President, Moore         1988/1992
                                     Motors Inc. (automobile
                                     dealership); President,
                                     Elk Mountain Ski Resort, Inc.

Theodore W. Porosky         49       Owner, Porosky Lumber Co., Inc.  ----/1989

Eric Stephens               45       Auto Dealer, H.L. Stephens       1988/1993
                                     and Son (automobile dealership)








    The Executive Compensation Committee (the "Committee") of Community Bank meets annually or as needed to review salaries, compensation and personnel policies, and the fee structure for advisory boards and directors of the Company. William F. Farber, Sr., Judd B. Fitze, John P. Kameen, J. Robert McDonnell and Joseph P. Moore, Jr. served as members of this committee. This committee met seven (7) times in 1996. Committee members received no remuneration for serving on this committee.

    The Asset/Liability Committee ("ALCO") of Community Bank meets once a month to make recommendations to the Board of Directors regarding the asset/liability functions of Community Bank. William F. Farber, Sr., Judd B. Fitze, Michael T. Goskowski, John P. Kameen, Joseph P. Moore, Jr. and Eric Stephens served as members of this committee. Mark E. Caterson, Vice President and Senior Trust Officer of Community Bank, Scott A. Seasock, Senior Vice President and CFO of the Company and Community Bank, Thomas W. Sheppard, Vice President and Senior Loan Officer of Community Bank, and Thomas E. Sheridan, Senior Vice President and Chief Operations Officer ("COO") of the Company and Community Bank are ex-officio members of this committee. This committee met twelve (12) times in 1996. Committee members received no remuneration for serving on this committee.

    The Director's Loan Committee of Community Bank meets bi-monthly to review commercial loans over $75,000 and consumer loans over $150,000. The full Board of Directors reviews all loans over $500,000. Robert J. Babcock, David L. Baker, Donald R. Edwards, Sr., William F. Farber, Sr., Erwin T. Kost, William B. Lopatofsky, J. Robert McDonnell, Theodore W. Porosky and Robert T. Seamans served as members of this committee. This committee met twenty-three (23) times in 1996. Committee members received no remuneration for serving on this committee.

    The Audit Committee of Community Bank met eight (8) times in 1996 to make recommendations concerning the auditors of the Company and Community Bank. Robert J. Babcock, John P. Kameen and William B. Lopatofsky served as members of this committee. William F. Farber, Sr. and M. Evelyn Pantzar, Vice President and Internal Auditor of Community Bank, are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

    The Investment Committee of Community Bank met twelve (12) times in 1996 to review investments made by Community Bank and its investment portfolio with regard to the purchases and sales made, the schedule of maturities, and the investment results. William F. Farber, Sr., Judd B. Fitze, Michael T. Goskowski, John P. Kameen, Joseph P. Moore, Jr. and Eric Stephens served as members of this committee. Messrs. Mark E. Caterson, Scott A. Seasock and Thomas E. Sheridan are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

    The Trust Committee of Community Bank met four (4) times in 1996 to review the activities of the Trust Department of Community Bank. Robert J. Babcock, David L. Baker and Judd B. Fitze served as members of this committee. Messrs. Mark E. Caterson and William F. Farber, Sr. are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

    The Marketing Committee of Community Bank met one (1) time in 1996 to review the marketing strategies of Community Bank. John P. Kameen served as a member of such committee. Joelyn Mark, Vice President of Marketing, and advisory board members, Douglas Gay, Duane Jerauld and Susan Mancuso, are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

    The Board of Directors of the Company met eleven (11) times in 1996. Each of the directors of the Company attended at least seventy-five percent (75%) of the combined total number of meetings of the Board of Directors of the Company and the committees of which he is a member.

    The Board of Directors of the Company has at present no standing committees. The Company does not have a nominating committee. A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to John P. Kameen, Secretary of the Company, in accordance with Section 202 of the Company's Bylaws.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Except as follows, based solely on its review of the copies of such forms received or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that during the period January 1, 1996, through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.

    On November 14, 1996, Judd B. Fitze, Director of the Company, purchased 300 shares of the Common Stock at a price of $27.25 per share or $8,175 in the aggregate. Mr. Fitze failed to report the purchase on Form 5 in a timely manner. Such Form 5 was required to be filed on or before February 14, 1997. Mr. Fitze filed his Form 5 with the SEC for such purchase on March 6, 1997.








                               EXECUTIVE COMPENSATION

     The following information presents the annual compensation for services in all capacities to the Company and Community Bank for the fiscal years ended December 31, 1996 and 1995, to the President and CEO of the Company and Community Bank. No other officers' total annual salary and bonus exceeded $100,000 during the fiscal years reported:

                             SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION

                                  ANNUAL COMPENSATION                   AWARDS          PAYOUTS

                                                   Other
Name and                                           Annual            Restricted                          All Other
Principal                                          Compensa-           Stock        Options     LTIP     Compensa-
Position          Year    Salary($)    Bonus($)    tion($)            Award(s)      /SARs      Payouts   tion($)
David L. Baker    1996    101,029      10,000      2,992(2)          -0-            -0-        -0-       27,958(3)
President and     1995     84,666       6,000      1,379(2)          -0-            -0-        -0-          -0-
CEO (1)


(1) Mr. Baker was named President and CEO of the Company and Community Bank effective April 26, 1995. Prior to such time, Mr. Baker was a Senior Vice President of Community Bank.
(2) Represents the contribution Community Bank made on behalf of Mr. Baker pursuant to the profit sharing plan. Aggregate perquisites and other personal benefits were less than 10.0 percent of the salary and bonus reported, and therefore, need not be presented.
(3) Represents the payout from the discontinuance of the Company's deferred compensation plan for certain senior management employees.

PENSION PLAN

     Community Bank has a profit sharing plan ("Plan"), which covers all employees who have completed 1,000 hours of service, attained twenty-one (21) years of age and have been employed by Community Bank for at least one year. The entry date of an employee into the Plan is January 1 of the year following the satisfaction of the eligibility requirements. Normal retirement age is sixty-five (65). The normal retirement benefit is the accumulated account balance of annual contributions, investment income and forfeitures. The annual contribution is determined by the Board of Directors each year. Contributions are allocated to each participant based on a pro-rata share of compensation covered under the Plan. Investment income is allocated to each participant based on a pro-rata share of the account balances accumulated at the beginning of the year. Forfeitures are allocated to each participant based on a pro-rata share of compensation covered under the Plan. If a participant separates from service prior to retirement, the participant will be entitled to a portion of the profit sharing account based on years of service according to the following schedule:


                YEARS OF SERVICE                              VESTED INTEREST

                  Less than 1                                       0%
                       1                                           10
                       2                                           20
                       3                                           30
                       4                                           40
                       5                                           60
                       6                                           80
                  7 or more                                       100%

A participant is always one hundred percent (100%) vested in pension plan transferred balances.

     During 1996, $66,615 was allocated among the participants' accounts of the Plan. The amount contributed by Community Bank in 1996 to the Plan for Mr. Baker, the President and CEO of the Company and Community Bank was $2,992.
Mr. Baker had ten (10) years of credited service under the Plan.

COMPENSATION OF DIRECTORS

     During 1996, Mr. Baker, an officer of the Company and Community Bank, sat on the Company's and Community Bank's Board of Directors and various committees of Community Bank. Mr. Baker received no fees for his services on such committees. Mr. Baker received no fees for his services on the Company's or Community Bank's Board of Directors.

     All members of the Company's Board of Directors, including Mr. Farber, the Chairman of the Company, received a fee of $400 per quarter for the first half of 1996. Effective July 1, 1996, directors received a fee of $500 per month. Aggregate fees paid by the Company in 1996 totaled $30,400. Except for Mr. Farber, members of Community Bank's Board of Directors received a fee of $800 per month for the first half of 1996. Effective July 1, 1996, the directors received $1,000 per month. Mr. Farber, as the Chairman of Community Bank, received a fee of $2,800 per month for the first half of 1996. Effective
July 1, 1996, Mr. Farber received $3,000 per month. Aggregate directors' fees paid by Community Bank in 1996 were $175,200.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company is responsible for the governance of the Company and Community Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Company's stockholders, customers and the communities served by the Company and Community Bank. To accomplish the strategic goals and objectives of the Company, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Company's strategic mission. Community Bank provides compensation to the employees of the Company and Community Bank.

     The fundamental philosophy of Community Bank's compensation program is to offer competitive compensation opportunities for all employees based on each individual's contribution and personal performance. The compensation program is administered by the Committee comprised of two outside directors and three members of the Company's Board of Directors listed in the section "Principal Officers," thereto. The objective of the Committee is to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Company, the results of which will be improved profitability, increased dividends to our stockholders and subsequent appreciation in the market value of our stock.

     The compensation of the Company's and Community Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the President and CEO and all other executive management. As guidance for review in determining base salaries, the Committee uses information composed from a Pennsylvania bank peer group. This bank peer group is different than the peer group utilized for the performance chart. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.

CEO COMPENSATION

     The Board of Directors has determined that the President and CEO's 1996 compensation of $111,029 was appropriate in light of the Company's 1996 performance accomplishments. There is no direct correlation, however, between the President and CEO's compensation and the Company's performance, nor is there any weight given by the Committee to any specific individual criteria. Such 1996 compensation was based on the Committee's subjective determination after review of all information that it deemed relevant.

EXECUTIVE OFFICERS

     Compensation for the Company's and Community Bank's executive officers is determined by the Committee based on its subjective analysis of the individual's contribution to the Company's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous other factors, the following: the Company's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and nonperforming loans. Although the performance and increases in compensation are measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the Committee's analysis. The determination by the Committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the Company and Community Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Company's success. Individuals are reviewed annually on a calendar year basis. The Company strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the Company strives to meet its strategic goals and objectives to its constituents and provide compensation that is fair and meaningful to its employees.

                  SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE

                               William F. Farber, Sr.
                                   Judd B. Fitze
                                   John P. Kameen
                                 J. Robert McDonnell
                                Joseph P. Moore, Jr.
































STOCK PERFORMANCE GRAPH AND TABLE

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price change and assuming reinvestment of dividends, with the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the NASDAQ Bank Stocks
(SIC 6000-6099 US Companies) Index during the five-year period ended
December 31, 1996. The stockholder return shown on the graph below is not necessarily indicative of future performance. The Company's Common Stock began trading on the NASDAQ National Market Tier of the NASDAQ Stock Market under the symbol "CCBP" on June 17, 1996.





























<CAPTION


                                                            1991     1992     1993     1994     1995     1996
           Comm Bancorp, Inc.............................. 100.0    102.5    132.1    179.0    190.9    362.5

           Total Returns Index for
           NASDAQ Stock Market
           (US Companies)................................. 100.0    116.4    133.6    130.6    184.7    227.2

           Total Returns Index for
           NASDAQ Bank Stocks
           (SIC 6000-6099 US Companies)................... 100.0    153.3    202.0    204.7    313.4    406.3

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/91.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as described in the paragraphs below, there have been no material transactions between the Company and Community Bank, nor any material transactions proposed, with any director or executive officer of the Company and Community Bank, or any associate of the foregoing persons. The Company and Community Bank have had financial transactions in the ordinary course of business with directors and officers of the Company and Community Bank. The Company and Community Bank intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Company and Community Bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with other persons. Total loans outstanding from Community Bank as of December 31, 1996, to the Company's and Community Bank's executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10.0 percent or more was $5,005,964, or approximately 16.0 percent of the total equity capital of the Company. Loans to such persons were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Community Bank leased its Carbondale branch office from William F. Farber, Sr., the Chairman of the Boards of Directors of the Company and Community Bank. The lease, which commenced in October 1988, was scheduled to expire in 1998 and contained an option that allowed Community Bank to purchase the property at fair market value or renew the lease for two additional terms of five years each. In 1996, lease payments to Mr. Farber were $6,020 per month or $72,240 annually. During the first quarter of 1997, Community Bank purchased such property for the sum of $600,000. Community Bank received a certified appraisal prior to this transaction from a local qualified commercial realtor stating that the fair market value of such property exceeded $600,000.

















PRINCIPAL OFFICERS OF THE COMPANY

     The following table sets forth selected information about the principal officers of the Company, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                     COMPANY
                           HELD      EMPLOYEE      NUMBER OF SHARES        AGE AS OF
NAME AND POSITION          SINCE       SINCE      BENEFICIALLY OWNED    JUNE 30, 1997
David L. Baker              1995       1993           11,304(2)               52
President and CEO

William F. Farber, Sr.      1983        (1)          188,820                  60
Chairman of the Board

John P. Kameen              1996        (1)           20,280(3)               56
Secretary

J. Robert McDonnell         1983        (1)           32,544(4)               61
Vice President

Scott A. Seasock            1989       1989            3,105(5)               40
Senior Vice President
and CFO

Thomas E. Sheridan          1989       1985            5,844(6)               40
Senior Vice President
and COO

(1)     Messrs. Farber, Kameen and McDonnell are not employees of the Company.
(2) See footnote (5) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."
(3) See footnote (7) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."
(4) See footnote (10) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."
(5) See footnote (12) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."
(6) See footnote (13) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."



















PRINCIPAL OFFICERS OF COMMUNITY BANK

    The following table sets forth selected information about the principal officers of Community Bank, each of whom is elected by the Board of Directors of Community Bank and each of whom holds office at the discretion of Community Bank's Board of Directors:

                                    COMMUNITY
                                       BANK
                          HELD       EMPLOYEE      NUMBER OF SHARES        AGE AS OF
NAME AND POSITION         SINCE        SINCE      BENEFICIALLY OWNED     JUNE 30, 1997
David L. Baker             1995        1993(1)        11,304(3)                52
President and CEO

Thomas M. Chesnick         1989        1952           28,200(4)                62
Vice President, Cashier
and Assistant Secretary

Scott A. Seasock           1993        1993(2)         3,105(5)                40
Senior Vice President
and CFO

Thomas E. Sheridan         1989        1985            5,844(6)                40
Senior Vice President
and COO


(1) Prior to the merger of FNB Nicholson with Community Bank, Mr. Baker was employed by FNB Nicholson from 1987 to 1993 as the President.
(2) Prior to the merger of FNB Nicholson with Community Bank, Mr. Seasock was employed by FNB Nicholson from 1987 to 1993 as Senior Vice President and CFO.
(3) See footnote (5) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."
(4) Includes 17,820 shares held jointly with his spouse; and 10,380 shares held jointly with various relatives.
(5) See footnote (12) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."
(6) See footnote (13) under the above caption entitled "Beneficial Ownership by Executive Officers, Directors and Nominees."

LEGAL PROCEEDINGS

GENERAL

    The nature of the Company's and Community Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Company and Community Bank, there are no proceedings pending to which the Company and Community Bank are a party or to which their property is subject, which, if determined adversely, would be material in relation to the Company's and Community Bank's undivided profits or financial position, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Company and Community Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company and Community Bank by government authorities or others.

ENVIRONMENTAL ISSUES

    There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible for its own conduct under such statutes, a bank may also be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, Community Bank is not a party to any pending legal proceedings under any environmental statute nor is Community Bank aware of any circumstances that may give rise to liability of Community Bank under any such statute.

                        PROPOSED AMENDMENT TO ARTICLE 16 OF
                        THE AMENDED ARTICLES OF INCORPORATION

GENERAL

    On June 10, 1997, the Company's Board of Directors adopted resolutions to amend Article 16 of the Company's Amended Articles of Incorporation and directed such proposed amendment to be submitted to the stockholders for their approval at the 1997 Annual Meeting of Stockholders. A true and correct copy of these resolutions, which delineate the wording to be amended in Article 16, is attached to this Proxy Statement as Exhibit A and incorporated by reference into this section of the Proxy Statement.

REASONS FOR THE PROPOSED AMENDMENT

    The Company intends to expand its market area through the acquisition of branch offices from other financial institutions; the establishment of new branch offices; and the acquisition of whole financial institutions. Under the latter strategy, Article 16 is implicated. This provision requires the affirmative vote of seventy-five percent (75%) of all outstanding shares of Common Stock to approve a merger or acquisition of another financial institution. This super-majority vote requirement was placed in the Company's Amended Articles of Incorporation as an anti-takeover or defensive measure against an unwanted or coercive attempt to acquire the Company.

    The Board of Directors has concluded that in those circumstances in which the Company is the surviving entity to a merger or acquisition, it is not necessary to require a seventy-five percent (75%) vote of all outstanding shares but to have in place the more relaxed requirement of a simple majority of all outstanding shares. This more relaxed requirement will prevent the holders of a minority of the shares, i.e., twenty-five percent (25%) of the shares, from denying a corporate opportunity that the Board of Directors and the holders of a majority of the outstanding shares would consider desirable and beneficial to the long-term prospects of the Company.

    The Board of Directors recommends unanimously that the stockholders vote FOR the proposed amendment to Article 16 of the Amended Articles of Incorporation.

                        RATIFICATION OF INDEPENDENT AUDITORS

    Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Kronick Kalada Berdy & Co., Certified Public Accountants of Kingston, Pennsylvania, as the Company's independent public accountants for its fiscal year ending
December 31, 1997. The Company has been advised by Kronick Kalada Berdy & Co. that none of its members has any financial interest in the Company.
Ratification of Kronick Kalada Berdy & Co. will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Kronick Kalada Berdy & Co. served as the Company's independent public accountants for the Company's 1996 fiscal year.

    In addition to performing customary audit services, Kronick Kalada Berdy & Co. assisted the Company with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Company for such services at its customary hourly billing rates. These non-audit services were approved by the Company's and Community Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Company's and Community Bank's Board of Directors that there was no effect on the independence of the accountants.

    In the event that the stockholders do not ratify the selection of Kronick Kalada Berdy & Co. as the Company's independent public accountants for the 1997 fiscal year, another accounting firm will be chosen to provide independent public accounting audit services. The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Kronick Kalada Berdy & Co. as the auditors for the Company for the year ending December 31, 1997.

    It is understood that even if the selection of Kronick Kalada Berdy & Co. is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

                                    ANNUAL REPORT

    A copy of the Company's Annual Report for its fiscal year ended December 31, 1996, is enclosed with this Proxy Statement. A representative of Kronick Kalada Berdy & Co., the accounting firm that examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he desires to do so, and at his discretion will respond to any appropriate questions presented by stockholders at the Annual Meeting.





                                STOCKHOLDER PROPOSALS

    Any stockholder who, in accordance with and subject to the provisions of the Proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders, must deliver such proposal in writing to the President and CEO of the Company at its principal executive offices in Forest City, Pennsylvania 18421, no later than Monday, December 29, 1997.

                                    OTHER MATTERS

    The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Stockholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                               ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK, CFO, COMM BANCORP, INC.

    IN ADDITION, A COPY OF THE ANNUAL DISCLOSURE STATEMENT OF COMMUNITY BANK MAY ALSO BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK, CFO OF COMMUNITY BANK.
























                                                         EXHIBIT A


                                 COMM BANCORP, INC.
                        RESOLUTIONS OF THE BOARD OF DIRECTORS
                              ADOPTED ON JUNE 10, 1997


    BE IT FURTHER RESOLVED, that the Board of Directors finds that it is in the best interests of the stockholders that fundamental transactions in which this corporation shall be the surviving or continuing entity, be submitted to the stockholders for their approval by a majority vote of the issued and outstanding shares of Common Stock thereby insuring that twenty-five percent (25%) of the outstanding shares of the common stock voting against such transaction cannot negate the vote of the overwhelming majority voting for such transaction; and

    BE IT FURTHER RESOLVED, that the Board of Directors approves an amendment to
Article 16 of the Amended Articles of Incorporation to be submitted to the stockholders for their approval at the 1997 Annual Meeting of Stockholders and to read as follows (bracketed words are deleted and double underscored words are inserted):

    16.  STOCKHOLDER ACTION

         No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation (THE FOREGOING TRANSACTIONS REFERRED TO COLLECTIVELY AS A "FUNDAMENTAL TRANSACTION") shall be valid unless [first] approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock;PROIDED, HOWEVER, THAT IF THE CORPORATION SHALL BE THE SURVIVING OR CONTINUING ENTITY TO A FUNDAMENTAL TRANSACTION, THEN, IN SUCH CASE, THE FUNDAMENTAL TRANSACTION SHALL BE VALID BY THE APPROVAL OF THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK. This Article 16 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock.














                                 COMM BANCORP, INC.

                                        PROXY

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 1997
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


            The undersigned hereby constitutes and appoints Scott A. Seasock and Thomas E. Sheridan and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all of the shares of Comm Bancorp, Inc.
(the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, on Friday, September 12, 1997, at 10:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:


1.    PROPOSAL TO FIX THE NUMBER OF DIRECTORS TO BE ELECTED AT TEN (10).
           [  ] FOR                       [  ] AGAINST

      The Board of Directors recommends a vote FOR this proposal.


2.    ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

          [  ] FOR ALL NOMINEES          [  ] WITHHOLD AUTHORITY
               LISTED BELOW (except           to vote for all
               as marked to the               nominees listed
               contrary below)                below


      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
       WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

      David L. Baker, William F. Farber, Sr., Judd B. Fitze, John P. Kameen, Erwin T. Kost, William B. Lopatofsky, J. Robert McDonnell, Joseph P. Moore, Jr., Theodore W. Porosky, Eric Stephens


3. PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE 16 OF THE AMENDED ARTICLES OF INCORPORATION

          [  ] FOR                       [  ] AGAINST


      The Board of Directors recommends a vote FOR this proposal.



4. PROPOSAL TO RATIFY THE SELECTION OF KRONICK KALADA BERDY & CO. AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING
      DECEMBER 31, 1997.

          [  ] FOR                       [  ] AGAINST

     The Board of Directors recommends a vote FOR this proposal.

________________________________________________________________________________


5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1,3 and 4.


                              Dated:                  , 1997
                                    __________________

                              ______________________________

                              ______________________________
                              Signature(s)            (Seal)




Number of Shares Held of
Record on June 30, 1997



________________________



    THIS PROXY MUST BE DATED AND SIGNED BY THE STOCKHOLDER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.